UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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May 16, 2025
Dear Fellow Shareholders:
Ahead of the Axon Enterprise, Inc. (“Axon” or the “Company”) Annual Meeting of Shareholders on May 29, 2025, on
behalf of the Compensation Committee (the “Committee”) of the Axon Board of Directors (“the Board”), I am writing to provide supplemental context to our proxy materials, including the role of the Committee in seeking and implementing shareholder feedback with regard to our executive compensation structure.
The Board deeply values shareholder engagement and feedback—and regularly incorporates the views of our investors in the Board’s decision-making processes. Our biannual shareholder engagement program has been in place for several years and has contributed to our governance practices, disclosures, shareholder provisions, and compensation structure.
Last year, at our 2024 Annual Meeting, shareholders approved three separate, yet related, compensation programs aimed at incentivizing and rewarding employees across the Company—at all levels—to contribute to sustained, long-term shareholder value and participate in the growth of Axon. These plans included 1) an amendment and restatement of the
Axon 2022 Stock Incentive Plan (the “Amended Plan”), 2) the Axon 2024 eXponential Stock Plan (the “2024 XSP”), and
3) the 2024 CEO Performance Award (the “2024 CEO Performance Award” and, together with the Amended Plan and the
2024 XSP, the “New Plans”).
The New Plans reinforce our pay and performance alignment, while taking into consideration long-standing shareholder feedback that had been provided following the shareholder approval of our last CEO compensation plan, which was voted on in 2018, and our broad-based XSP program, the 2019 eXponential Stock Plan, which was voted on in 2019 (the “Prior
Plans”).
Specifically, in direct response to shareholder input collected during the five years following the approval of our Prior
Plans, the Committee developed and designed the New Plans to 1) create incentive structures for employees across all levels at Axon, streamlined by core operational and financial metrics to collectively focus on best outcomes and long-term shareholder value, 2) include increased disclosures on performance targets, 3) incorporate the addition of rigorous financial and operational metrics, alongside shareholder value creation via long-term stock price appreciation, 4) implement time-
based service components alongside the operational targets to control and better predict dilution and time horizon of the
New Plans, and 5) incorporate expiration deadlines for the operational and share price goals to ensure a minimum rate of return for shareholders.
Further, when the Committee proposed an earlier iteration of a CEO performance award in 2023, we withdrew the proposal prior to the 2023 Annual Meeting to further refine the design of the program based on extensive shareholder feedback, ultimately proposing the revised terms of the 2024 CEO Performance Award. These structural elements were incorporated in the foundation of the New Plans, amongst several additional design elements that were directly requested by shareholders.
In addition to engaging with shareholders over the course of more than five years and developing the New Plans, we engaged with shareholders both prior to and following the 2024 Annual Meeting. Specifically, in Spring 2024 prior to the
2024 Annual Meeting, Axon undertook its regular shareholder engagement outreach efforts, contacting over 30 shareholders, representing approximately 60% of outstanding shares. This outreach program resulted in direct conversations with 17 shareholders, representing 40% of outstanding shares. Of these conversations, as Chair of the
Committee, I directly met with 7 shareholders, representing approximately 30% of Axon outstanding shares, while the
Axon management and investor relations team participated in the remainder of the discussions and shared detailed feedback with myself and our Board.
Following this Spring 2024 engagement, in Fall 2024, the Company reached out again to its largest shareholders, representing approximately 25% of outstanding shares, to follow up on prior discussions and the outcomes of our compensation plans. Given our extensive Spring engagement prior to the 2024 Annual Meeting, many of the shareholders contacted declined the opportunity to speak again during our Fall 2024 outreach, as they had provided their views directly to the Committee during earlier calls in Spring 2024. As part of our fall 2024 engagements, four compensation discussions were held with shareholders and the Company engaged in substantially more conversations with investors related to the
New Plans over the course of 2025.
The primary goal of the Fall 2024 conversations and the 2025 conversations was to better understand the vote outcome of the 2024 “Say on Pay” vote, which received support from approximately 51% of shares cast, and to gather input on desired changes to our compensation program in the future. We have consistently received strong shareholder support for our “Say on Pay” vote, and the 2024 “Say on Pay” vote was the first to receive support from less than 65% of votes cast.
During the conversations we had, our shareholders told us that they 1) recognize that Axon has incorporated shareholder feedback into the New Plans, 2) appreciate the alignment that the compensation programs create for employees at all levels to focus on core operational and financial metrics that drive long-term shareholder value, 3) generally wish to limit total pay increases, and 4) seek to mitigate significant changes to pay structure going forward.
In direct response to shareholder feedback to limit pay increases and mitigate significant changes to the pay structure going forward, Axon elected to set multi-year compensation terms, rather than make annual adjustments, to provide clarity and focus for both management and shareholders. Total pay as reported in the proxy statement for 2024 may appear outsized as a result of the inclusion of the full value of awards under the New Plans, and does not represent annual target pay levels.
The annual target pay levels, also disclosed in our 2025 proxy materials, represent the normalized annual pay levels of these multi-year grants and are intended to remain consistent over the next several years. In addition, as noted in the 2025 proxy statement, total target compensation for our executives generally remained consistent with 2024 levels. Finally, at the time of this letter, despite the success of the New Plans noted below, no awards under the 2024 CEO Performance
Award and 2024 XSP have fully vested.
Consistent with our pay for performance philosophy, it is the Committee’s view that the Prior Plans and the New Plans have been successful in motivating our employees to deliver significant outperformance at Axon, as evidenced by Axon’s share price and operational performance over the life of the Prior Plans and the New Plans (since approval). Following the approval of the Prior Plans through the end of 2023, the value of Axon common stock rose more than 300%. Following shareholder approval of the New Plans in May 2024 through the date of this letter, the value of Axon’s common stock rose more than 100%. The Committee believes the performance over both periods demonstrates the value of strong alignment with shareholders.
While our compensation structure, philosophy, and shareholder outreach was previously disclosed in our 2025 proxy materials, I hope this additional context provides clarity on the Committee’s dedication to seeking and implementing shareholder feedback, alongside our appreciation of the views of our investors. The Committee remains committed to aligning pay for performance and is pleased with the results of the newly implemented plans.
Please consider this supplemental material as you make your final vote decisions ahead of our Annual Meeting on May 29,
2025. Thank you for your continued investment in Axon—we encourage all shareholders to vote “FOR” all ballot items, alongside the recommendation of the Board.
Hadi Partovi
Chair, Compensation Committee